                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[X]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[ ]  Definitive Information Statement

                            Vertex Interactive, Inc.
                  (Name of Registrant As Specified In Charter)

                              --------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No:

3) Filing Party:

4) Date Filed:

                            VERTEX INTERACTIVE, INC.
                                 23 Carol Street
                            Clifton, New Jersey 07014

                              INFORMATION STATEMENT

                                 (Preliminary)

                             December   , 2000

PURSUANT TO SECTION 14c OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 14c AND SCHEDULE 14C THEREUNDER

                               GENERAL INFORMATION

         This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14c of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.005 per share (the "Common Stock"), of Vertex Interactive, Inc., a New Jersey Corporation (the "Company"), in connection with an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock of the Company from 32,000,000 shares to 75,000,000 shares.

         The Board of Directors of the Company approved the Amendment subject to Stockholder approval on November 27, 2000. The holders of a majority of the outstanding shares of the Common Stock approved the Amendment by written consent in lieu of a meeting on November 27, 2000 in accordance with Section 14A:5-6(2) of the New Jersey Business Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

         The Amendment to the Company's Certificate of Incorporation will increase the number of authorized shares of Common Stock from 32,000,000 to 75,000,000 shares. The form of Certificate of Amendment to be filed with the New Jersey Secretary of State is attached hereto as Exhibit A.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on November 29, 2000 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

         You are being provided with this Information Statement pursuant to
Section 14c of the Exchange Act and Rule 14c and Schedule 14C thereunder, and, in accordance therewith, the Amendment to the Certificate of Incorporation will not be filed with the Secretary of State of the State of New Jersey or become effective until at least 20 calendar days after the mailing of this Information Statement.

     This Information Statement is being mailed on or about December 10, 2000 to all Stockholders of record as of the Record Date.

                                VOTING SECURITIES

         As of the Record Date, November 29, 2000 the Company had 26,486,693 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

         On November 27, 2000, the holders of 13,324,579 shares (or approximately 50.3% of the 26,486,693 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

Security Ownership of Certain Beneficial Owners and Management

         The following information table sets forth certain information regarding the Company's common stock owned on November 27, 2000 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:


   Names and Address of
Directors, Officers and                     Shares Owned
   5% Shareholders                            Number                 Percent
   ---------------                            ------                 -------

MidMark Capital L.P.                        5,000,000(1)            18.9
   466 Southern Blvd.
   Chatham, NJ 07928



Nicholas R.H. Toms          (Director, Joint         1,101,610              4.2
 23 Carol Street              Chief Executive
 Clifton, New Jersey          Officer)

George Powch                (Director)                  74,000               .3
 175 Hercules Drive
 Colchester, VT 05446

Gregory N. Thomas           (Director)                 294,117              1.1
 4 Acorn Street
 Boston, MA

Otto Leistner               (Director)                 522,875              2.0
 Jaegerweg 6 D-61389
 Schmitten, Germany

Bunter, B.V.I., Ltd                                    413,010(2)           1.6
 C/O Ansbacher, B.V.I. Ltd.
 Roadtown, Tortola, B.V.I.


All officers and directors(1) (2)                    7,405,612             28.0
   as a group (8 persons)



(1) 5,000,000 shares held in the name of MidMark Capital L.P. of which directors Joseph R. Robinson and Wayne L. Clevenger are managing directors, but disclaim beneficial ownership.

(2) 413,010 shares held in the name of Bunter, B.V.I., Ltd. of which Mr. Hugo Biermann, a director and Joint Chief Operating Officer, may be deemed a beneficiary. Mr. Biermann disclaims such beneficial ownership.

                      INTEREST OF CERTAIN PERSONS IN OR IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

The Amendment was unanimously approved by the Board of Directors on November 27, 2000. On November 27, 2000, Nicholas R. H. Toms, a Director of the Company and Joint Chief Executive Officer, who has sole voting power with respect to 1,101,610 shares of Common Stock, Otto Leistner, a Director of the Company who has sole voting power with respect to 522,875 shares of Common Stock, Gregory N. Thomas, a Director of the Company who has sole voting power with respect to 294,117 shares of common stock, Ronald C. Byer, former President and former Director of the Company, who has sole voting power with respect to 448,422 shares of Common Stock, and James Q. Maloy, a former Director, who has sole voting power with respect to 1,202,208 shares of Common Stock, executed and delivered a written consent approving the Amendment.

         The Stockholders have no right under the New Jersey Business Corporation Law, the Company's Certificate of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendments.

           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
            INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") authorizes the issuance of 32,000,000 shares of Common Stock, $.005 par value, and 2,000,000 shares of Preferred Stock, $.01 par value. On November 27, 2000 the Board of Directors approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 32,000,000 to 75,000,000. On November 27, 2000, the holders of over a majority of the outstanding shares of Common Stock approved the amendment by written consent.

         The general purpose and effect of the amendment to the Company's Certificate of Incorporation is to authorize 43,000,000 additional shares of Common Stock. The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.

         The Company presently has 32,000,000 authorized shares of Common Stock. As of November 27, 2000 the Company had approximately 26,486,693 shares issued and outstanding, and of the remaining 5,513,307 authorized but unissued shares, the Company has reserved approximately 1,337,691 shares pursuant to Company agreements with financial, legal and consulting firms, and 3,317,800 shares pursuant to the Company's Employee Incentive Stock Option Plan.

         Except in connection with the reserved shares described above, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

         The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

                          EFFECTIVE DATE OF AMENDMENTS

  Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the New Jersey Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on December 31, 2000.

                                    By Order of the Board of Directors

                                    /s/ Nicholas R.H. Toms

                                    Nicholas R.H. Toms
                                    Joint Chairman of the Board of Directors
                                    Joint Chief Executive Officer

                                    Exhibit A

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                            VERTEX INTERACTIVE, INC.



To: The Secretary of State

    State of New Jersey

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

     1.   The name of the corporation is Vertex Interactive, Inc.

     2. The following amendment to the Certificate of Incorporation was approved by the directors on the 27th day of November, 2000 and thereafter duly adopted by the shareholders of the corporation on the 27th day of November, 2000.

          Article Third of the Certificate of Incorporation as amended, be amended to read as follows:

         "The aggregate number of Shares that this corporation shall have authority to issue is Seventy Seven (77,000,000) consisting of Seventy Five Million (75,000,000) Shares of Common Stock, par value $.005 per share, and Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share. The board of directors of this corporation is expressly authorized to set by its own resolutions preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and liquidation pertaining to the corporation's Preferred Stock."

         3. In lieu of a meeting and vote of the shareholders and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the shareholders without a meeting pursuant to the written consents of the shareholders representing at least the minimum number of shares necessary to authorize such action, and the number of shares represented by such consents is 13,324,579 shares.

         4. The effective date of this Amendment to the Certificate of Incorporation shall be December 31, 2000.





Dated this             day of       , 2000



                                  VERTEX INTERACTIVE, INC.



                                   By:______________________________________
                                       Nicholas R. H. Toms
                                       Joint Chief Executive Officer

                                   EXHIBIT B

                            VERTEX INTERACTIVE, INC.
                                 23 Carol Street
                            Clifton, New Jersey 07014

Preliminary


                   NOTICE OF ACTION BY STOCKHOLDERS WITHOUT A
                  MEETING PURSUANT TO SECTION 14A:5-6 (2)(b) OF
                     THE NEW JERSEY BUSINESS CORPORATION ACT

To the Stockholders of Vertex Interactive, Inc.:

         Notice is hereby given to the holders (the "Stockholders") of the Common Stock, par value $.005 per share ("Common Stock"), of Vertex
Interactive, Inc., a New Jersey corporation (the "Company") that the Board of Directors and the holders of a majority of the outstanding shares of Common Stock have approved an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock of the Company from 32,000,000 shares to 75,000,000 shares.

         The Board of Directors of the Company approved the Amendment on November 27, 2000. The holders of over a majority of the outstanding shares of Common Stock approved the Amendment by written consent in lieu of a meeting on November 27, 2000, in accordance with the provisions of Section 14A:5-6(2) of the New Jersey Business Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with this action. Pursuant to
Section 14A:5-6(2) you are hereby being provided with notice of approval of the Amendment by less than unanimous written consent of the Company's Stockholders. Pursuant to the Securities Exchange Act of 1934, as amended, along with this letter, you are being furnished with an Information Statement relating to the Amendments.

The record date for determining Stockholders entitled to receipt of this Notice was November 29, 2000. This notice is first being mailed to such Stockholders, on or about December 10, 2000. The Amendment to the Certificate of Incorporation will not be filed with the Secretary of State for the State of New Jersey or become effective until at least 20 calendar days after such mailing.

                                 By Order of the Board of Directors,

                                 /s/ Nicholas R.H. Toms

                                 Nicholas R.H. Toms
                                 Joint Chairman of the Board of Directors
                                 Joint Chief Executive Officer